Exhibit 10.12

                          INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement made this 14th day of February 2005 is between Applied DNA Sciences, Inc., a Nevada corporation located at 9229 West Sunset Blvd., Suite 830, Los Angeles, CA 9009 ("APDNAS"), and First London Finance, Ltd. ("FLF"), located at The Akara Building, 24 De Castro St., Wickhams Cay I, Road Town, Tortola, British Virgin Islands and supersedes the previous Investment Advisory Agreement between APDNAS and FLF of 8th December 2004. APDNAS and FLF agree as follows:


I.   ENGAGEMENT

     APDNAS hereby engages and retains FLF as its non-exclusive Investment Adviser to perform the services (as that term is defined in III. Below, hereafter referred to as the "Services") and FLF accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such Services.

II.  INDEPENDENT CONTRACTOR

     A. FLF shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary.

     B. FLF shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of APDNAS, and FLF shall not have any power to enter into any agreement on behalf of or otherwise bind APDNAS.

     C. FLF shall not have or be deemed to have fiduciary obligations or duties to APDNAS and shall be free to pursue for their own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as they at their sole discretion, may elect.

     D. Notwithstanding the above provision, FLF shall not pursue for its own account (or for the account of others) such activities, employments, ventures, businesses, financing, debt/equity funding, investment advisory and/or brokerage services that are or may be perceived to be a conflict with FLF's obligations under this Agreement or be adverse to APDNAS' interests or the proposed business plans of APDNAS.

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III. SERVICES

     A. Advise and assist APDNAS to raise up to Twenty-Seven Million U.S. dollars ($27,000,000.00) through the sale of units ("Units") and exercise of warrants.

     B.   Assist  APDNAS  in  efforts  to  seek   additional   business/business
          relationships that will be of benefit to APDNAS.

     C. Advise APDNAS and/or any of its affiliates in its negotiations with one or more individuals, broker-dealers, placement agents, firms or entities (the "Candidate(s)") who may have an interest in providing capital or in pursuing a "Business Combination" with APDNAS. As used in this Agreement, the term "Business Combination" shall be deemed to mean any form of merger, acquisition (of assets or Intellectual Property), joint venture, licensing agreement, product sales and/or marketing, distribution, combination and/or consolidation, etc. involving APDNAS and/or any of its affiliates and any other entity. As used herein, the term "investment" shall include the contribution of anything of value by a candidate introduced by FLF to APDNAS its subsidiaries or affiliates.

     D. Devote such time and best effort to the affairs of APDNAS as is reasonable and adequate to render the consulting services contemplated by this agreement as well as may reasonably be requested by APDNAS. FLF is not responsible for the performance of any services, which may be rendered hereunder without APDNAS providing the necessary information in writing prior thereto, nor shall FLF include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. FLF cannot guarantee results on behalf of APDNAS but shall pursue all reasonable avenues available through its network of contacts that FLF hereby represents it has established and that are capable of providing the funding levels and types contemplated by this agreement. At such time as an interest is expressed by a third party in APDNAS' needs, FLF shall notify APDNAS and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consumption of any transaction is subject to acceptance of the terms and conditions by APDNAS. It is understood that a portion of the compensation paid hereunder is being paid by APDNAS to retain FLF to remain available to advise it on transactions on an as-needed basis. Further FLF shall advise APDNAS prior to making any and all contacts it intends to make in performance of this agreement in order to assure full coordination with APDNAS and approval by APDNAS of such potential funding source.

     E. APDNAS and FLF hereby confirm their express written intent that FLF shall only be required to devote such time to the performance of the Services as is reasonable to properly discharge its responsibilities under this Agreement.

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     F.   FLF will  advise  APDNAS  in  structuring,  seeking  and  issuing  the documents related to the financing.

     G. FLF shall act as a non-exclusive Investor Relations Advisor to APDNAS for as long as this Agreement remains in force

     H.   In conjunction with the Services, FLF agrees to:

          1. Be available to the officers of APDNAS at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising and assisting APDNAS in the preparation of such reports, summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation as shall be necessary, in the opinion of FLF, to properly present APDNAS to other entities and individuals that could be of benefit to APDNAS; 2. Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of APDNAS during normal business hours; 3. Advise APDNAS' management in corporate finance, structuring the nature, extent and other parameters of any private or other offer(s) to be made to Candidate(s); 4. Advise APDNAS' management in evaluating proposals and participating in negotiations with Candidate(s); 5. Advise APDNAS regarding company operations, staffing, strategy, and other issues related to building shareholder value as APDNAS may reasonably request, consistent with the provisions of this Agreement; 6. Introduce APDNAS to banking and investment firms qualified, capable and interested in finding funding for the APDNAS; 7. Introduce APDNAS to investor relations firms that may assist APDNAS in communicating with its shareholders, the media and other interested parties. 8. Introduce the APDNAS to firms qualified, capable and interested in converting the APDNAS' SEC filings and proxy statements into an Edgar(R) format for submission.

IV.  EXPENSES

     It is expressly agreed and understood that FLF's compensation as provided in this Agreement does include normal and reasonable out-of-pocket expenses. FLF will be entitled to reimbursement of its business expenses, as described herein APDNAS shall reimburse the pre-approved expenses of FLF and such amounts shall not be deducted from any fees described in Section V below titled, "COMPENSATION."

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     A.   The  disbursements of expense money to FLF, and its affiliates will be paid by APDNAS for the prior approved expenses. It is agreed that APDNAS will pay all out-of-pocket pre-approved expenses incurred in connection with this engagement.

     B. FLF shall not incur any expense exceeding Five Hundred US Dollars (US $500.00) without prior written consent from APDNAS.

     C. APDNAS hereby agrees to compensate FLF promptly upon receipt of an approved expense invoice from FLF. Whenever feasible, FLF will request advance payment of previously approved expenses.

     D.   APDNAS hereby agrees that FLF's employees may:

          1. Travel in business class on all international flights and either business class or first class on U.S. domestic flights of more than two hours duration;

          2. Stay at Hyatt, Marriott, Sheraton, Hilton or equivalent hotel for overnight stays.

V.   COMPENSATION

     In consideration for Financial Consulting and Investor relations services provided to the APDNAS (the " Services"), as set forth at Section III A through H, above), APDNAS agrees that FLF shall be entitled to compensation as follows:


     A. A monthly Investment Advisory Fee of Ten Thousand US Dollars (US $10,000.00) USD ("Investment Advisory Fee") shall be paid for a period of one (1) year to FLF for the SERVICES described in III. above. The period may be extended in annual increments, as mutually agreed in writing by the parties. The Investment Advisory Fee shall be paid on the first of each month, commencing 1 December, 2004. The fee shall continue to be paid monthly in advance until this Agreement expires. .


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     B.   In  addition,  APDNAS  agrees to issue to FLF Eight  Hundred and Fifty
          Thousand (850,000) shares of APDNAS' common stock to be issued on or about 1st February 2005 and Four Hundred Thousand shares of APDNAS' common stock to be issued on 31st December 2005 (hereinafter referred to as the "Company Shares"). APDNAS hereby agrees to review the Services performed by FLF every six (6) months for the duration of this contract and may issue additional shares to FLF, as may be deemed appropriate by the parities to this Agreement.

     C. The Company Shares issued shall be Registered in the SB-2 Registration to be filed by APDNAS on 15th February, 2005. FLF agrees to a "Lock-up Agreement" under which the registered Company Shares shall not be eligible for sale until 31st December, 2005.

VI.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     The parties hereby represent, warrant and covenant that:

     A. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either APDNAS or FLF is a party or by which either entity may be bound or affected.

     B. APDNAS hereby irrevocably agrees not to circumvent, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership, entity, or individual, introduced by FLF to APDNAS, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof.

     C. FLF agrees to adhere to an understanding of Confidentiality, Non-Circumvention and Non-Competition and be bound thereby as expressed in a separate written agreement delivered concurrently herewith.

     D. APDNAS and FLF have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

     E. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective organizations.

     F. APDNAS will co-operate with FLF, and will promptly provide FLF with all reasonably requested information in order for FLF to perform its Services pursuant to this Agreement.

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VII  TERM AND TERMINATION

     A. The term of this Agreement shall expire on 7th December 2006, unless extended in writing by both APDNAS and FLF.

VIII CONFIDENTIAL DATA

     A. FLF shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of APDNAS, obtained by FLF as a result of its engagement hereunder, unless authorized, in writing by APDNAS. Upon termination of this Agreement for any reason FLF agrees to return all information to APDNAS.

     B. APDNAS shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of FLF, obtained by APDNAS as a result of its engagement hereunder, unless authorized, in writing, by FLF.

     C. FLF shall be required in the performance of its duties to divulge to APDNAS or any officer, director, agent or employee of APDNAS, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be a competitor or potential competitor of APDNAS), which FLF may have or be able to obtain otherwise than as a result of the relationship established by this Agreement.

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IX   OTHER MATERIAL TERMS AND CONDITIONS

     D. Piggy-Back Registration Rights. If, at any time commencing after the date hereof, the APDNAS proposes to register any shares of common stock of the APDNAS under the Securities Act of 1933, as amended, (other than pursuant to a Form S-4, Form S-8 or any other successor form of limited purpose), the APDNAS shall include the FLF Shares under such registration statement and pay for all such registration costs and expenses of FLF.

     E. Provisions. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions, attached at Schedule "A" and hereby made part of this Agreement, which shall remain operative and in full force and effect.

     F. Additional Instruments. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     G. Entire Agreement. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, where the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     H. Laws of Nevada. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of Nevada, irrespective of the country or place of domicile or residence of either party. The FLF and APDNAS hereby agree that any legal proceedings, suits or arbitrations filed by either party must be filed and adjudicated in Nevada, USA.

     I. Assignments. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of APDNAS and FLF under this Agreement may not be assigned or delegated without the prior written consent of APDNAS or FLF, as the case may be, and any such purported assignment shall be null and void.

     J. Originals. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

     K. Addresses of Parties. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

     L. Notices. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, by facsimile or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of receipt of the delivery service or confirmation of facsimile receipt or by a validated air bill. Addresses for facsimile are as follows: For FLF: attention Jack Wright, Agent, 941-346-9230. For APDNAS : attention Peter Brocklesby, President and Karin Klemm, COO, 310-860-1303.

     M. Modification and Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the

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          provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

X. Attorney's Fees If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the reasonable legal fees and services performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the reasonable fee charged by attorneys performing such services.


WHEREOF, on the dates of their respective signatures, each party has executed this Agreement.

APPROVED AND AGREED:                        APPROVED AND AGREED:

First London Finance, Ltd.                           Applied DNA Sciences, Inc.



/s/ M. MARECHAL                                      /s/ PETER BROCKLESBY
---------------                                      ---------------------
By: M. Marechal                                      By: Peter Brocklesby
                                                              President
/s/ C. BRASEY
-------------
By: C. Brasey                                        14th February, 2005
General Attorneys                                    Date of execution

14th February, 2005
Date of execution



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